Filed Pursuant to Rule 424(b)(3)
Registration No. 333-170298

AMERICAN REALTY CAPITAL TRUST III, INC.
SUPPLEMENT NO. 3, DATED JULY 10, 2012
TO THE PROSPECTUS, DATED APRIL 30, 2012

This prospectus supplement (this “Supplement No. 3”) is part of the prospectus of American Realty Capital Trust III, Inc. (the “Company,” “us,” “our” or “we”), dated April 30, 2012 (the “Prospectus”), as supplemented by Supplement No. 1, dated May 16, 2012 (“Supplement No. 1”) and Supplement No. 2, dated June 15, 2012 (“Supplement No. 2”). This Supplement No. 3 supplements, modifies, supersedes and replaces information contained in Supplement No. 1 and Supplement No. 2, and should be read in conjunction with the Prospectus. This Supplement No. 3 will be delivered with the Prospectus.

The purpose of this Supplement No. 3 is to, among other things:

•	disclose operating information, including the status of the offering and the shares currently for sale, the status of distributions, the status of our share repurchase program, the status of fees paid to our advisor, dealer manager and their affiliates, our real estate investment summary, and selected financial data;
•	disclose changes to investor suitability standards for Michigan investors;
•	update disclosure relating to our multi-offering subscription agreement;
•	update our risk factors relating to the source of our distributions;
•	update disclosure relating to our management team;
•	update our Description of Real Estate Investments;
•	update prior performance information;
•	disclose changes adopted to our share repurchase program;
•	update disclosure relating to our plan of distribution;
•	update disclosure relating to how to subscribe;
•	incorporate certain information by reference; and
•	update Appendix C-1 Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering, or IPO, of up to 150.0 million shares of common stock on March 31, 2011. On August 10, 2011, we raised total gross proceeds in the amount of $2.0 million, sufficient to break escrow, broke escrow and issued 0.2 million shares of common stock to our initial investors who were admitted as stockholders. On December 5, 2011, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we now accept subscriptions from all states where we have cleared, including subscriptions from residents of Pennsylvania.

As of June 15, 2012, we had acquired 172 single tenant, free standing properties which were 100% leased as of such date. As of June 15, 2012, we had total real estate investments, at cost, of $488.8 million. As of March 31, 2012, we had incurred, cumulatively to that date, $44.5 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our common stock and $6.5 million for acquisition costs related to our portfolio of properties.

We will offer shares of our common stock until June 30, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our IPO).

Furthermore, on June 6, 2012, we notified our selling group members that the average equity raise of $210 million for the past several months suggested that we would reach our maximum offering amount and close to new investments in September 2012. As we have previously communicated and, in line with our best practices, we will close our IPO as originally sized and will not raise additional capital through a follow-on offering.

Shares Currently Available for Sale

As of June 15, 2012, we had received aggregate gross proceeds of $828.9 million consisting of $824.4 million from the sale of 83.0 million shares of common stock and $4.5 million from the DRIP. As of June 15, 2012, there were 83.5 million shares of our common stock outstanding, including restricted stock and shares issued under the DRIP. As of June 15, 2012, there were approximately 67.0 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

In July 2011, our Board of Directors declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00. The first distribution was paid in October 2011. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month at a rate of $0.001803279 per day.

During the three months ended March 31, 2012, distributions paid to common stockholders totaled $2.0 million, inclusive of $0.9 million of the value of common stock issued under the DRIP. Distribution payments are dependent on the availability of funds. Our Board of Directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

As of March 31, 2012, cash used to pay our distributions was generated from financings and common stock issued under the DRIP/offering proceeds.

The following table shows the sources for the payment of distributions to common and preferred stockholders for the three months ended March 31, 2012, the initial quarter that distributions were paid (amounts in thousands):

	Three Months Ended March 31, 2012		Three Months Ended December 31, 2011
	Distribution	Percentage of Distribution	Distribution	Percentage of Distribution
Distributions:
Distributions paid in cash	$1,075		$294
Distributions reinvested(1)	922		271
Total distributions	$1,997		565
Source of distributions:
Cash flows provided by operations(2)	$—	—%	$—	—%
Proceeds from issuance of common stock	—	—%	$—	—%
Proceeds from financings	1,075	54%	294	52%
Common stock issued under the DRIP/offering proceeds	922	46%	271	48%
Total sources of distributions	$1,997	100%	565	100%
Cash flows used in operations (GAAP basis)(2)	$(3,515)		(692)
Net loss (in accordance with GAAP)	$(4,398)		(1,530)

(1)	Distributions reinvested pursuant to the DRIP, which do not impact our cash flows.
(2)	Includes the impact of expensing acquisition- and transaction-related costs as incurred of $4.4 million and $1.6 million for the three months ended March 31, 2012 and December 31, 2011, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 15, 2010 (date of inception) through March 31, 2012 (amounts in thousands):

Period from October 15, 2010 (Date of Inception) to March 31, 2012
Distributions paid:
Common stockholders in cash	$1,369
Common stockholders pursuant to DRIP	1,193
Total distributions paid	$2,562
Reconciliation of net loss:
Revenues	$4,091
Acquisition and transaction-related expenses	(6,466)
Depreciation and amortization	(2,515)
Other operating expense	(1,000)
Other non-operating expense	(632)
Net loss (in accordance with GAAP)(1)	$(6,522)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any 12-month, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the DRIP and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our Board of Directors. We may amend, suspend or terminate the program at any time upon 30 days’ notice.

As of March 31, 2012, we had no shares eligible for repurchase as the one year holding requirement had not been met; however, pursuant to the death and disability provision of the share repurchase program, we redeemed 2,500 shares for $25,000 representing an average share price of $10.00 per share in January 2012.

Status of Fees

Through March 31, 2012, we incurred to our advisor $11.7 million for offering costs related to our ongoing offering of common stock and incurred $4.5 million, $0.7 million and $0.2 million of acquisition fees, financing coordination fees and asset management fees, respectively, to our advisor. No property management fees were paid to our property manager or advisor.

Real Estate Investment Summary

Real Estate Portfolio

The Company acquires and operates commercial properties. As of June 15, 2012, the properties the Company owned were 100.0% leased on a weighted average basis. The Company’s portfolio of real estate properties is comprised of the following properties as of June 15, 2012 (net operating income and base purchase price in thousands):

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Annualized Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
FedEx I	Sept. 2011	1	45,832	100%	14.2	$697	$8,939	7.80%	$15.21
Advance Auto I	Sept. 2011	2	13,471	100%	9.3	252	3,144	8.02%	18.71
Walgreens I	Oct. 2011 & Nov. 2011	2	23,527	100%	23.2	895	12,803	6.99%	38.04
Walgreens II	Oct. 2011	1	14,820	100%	21.0	327	4,603	7.10%	22.06
Dollar General I	Oct. 2011	11	109,349	100%	13.2	1,024	12,451	8.22%	9.36
Dollar General II	Nov. 2011	5	45,156	100%	13.6	380	4,503	8.44%	8.42
Walgreens III	Nov. 2011	1	14,820	100%	20.4	365	4,932	7.40%	24.63
Dollar General III	Dec. 2011	1	10,714	100%	14.5	108	1,311	8.24%	10.08
GSA I	Dec. 2011	1	6,255	100%	7.7	190	1,973	9.63%	30.38
Dollar General IV	Dec. 2011, Feb. 2012 & Mar. 2012	3	27,063	100%	14.6	272	3,302	8.24%	10.05
FedEx II	Dec. 2011, Feb. 2012 & Mar. 2012	3	221,837	100%	10.9	3,410	45,847	7.44%	15.37
Family Dollar I	Dec. 2011 & Jan. 2012	7	59,960	100%	8.5	626	6,889	9.09%	10.44
Dollar General V	Dec. 2011 & Feb. 2012	9	85,366	100%	13.9	756	9,140	8.27%	8.86
Dollar General VI	Dec. 2011	3	27,439	100%	14.4	231	2,692	8.58%	8.42
GSA II	Dec. 2011	1	4,328	100%	8.4	165	1,570	10.51%	38.12
Express Scripts I	Jan. 2012	1	227,467	100%	9.6	3,347	42,642	7.85%	14.71
Tractor Supply I	Jan. 2012	1	19,097	100%	13.9	442	5,313	8.32%	23.14
Dollar General VII	Feb. 2012 & Mar. 2012	12	109,750	100%	14.2	1,075	12,922	8.32%	9.79
Dollar General VIII	Feb. 2012	4	37,870	100%	14.6	335	4,020	8.33%	8.85
Walgreens IV	Feb. 2012	6	87,659	100%	19.1	1,959	27,990	7.00%	22.35
FedEx III	Feb. 2012	2	227,962	100%	9.3	1,431	18,369	7.79%	6.28
GSA III	Mar. 2012	1	35,311	100%	10.4	581	7,300	7.96%	16.45

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Annualized Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
Family Dollar II	Feb. 2012	1	8,000	100%	9.6	79	860	9.19%	9.88
Dollar General IX	Feb. 2012	2	19,592	100%	14.3	186	2,237	8.31%	9.49
GSA IV	Mar. 2012	1	18,712	100%	8.7	401	4,852	8.26%	21.43
Dollar General X	Mar. 2012	1	10,640	100%	14.8	106	1,252	8.47%	9.96
Advance Auto II	Mar. 2012	1	8,075	100%	9.6	80	970	8.25%	9.91
Dollar General XI	Mar. 2012	4	36,154	100%	14.7	350	4,205	8.32%	9.68
FedEx IV	Mar. 2012	1	63,092	100%	9.6	331	4,176	7.93%	5.25
CVS	Mar. 2012	1	10,125	100%	7.6	261	3,414	7.64%	25.78
Advance Auto III	Mar. 2012	1	7,000	100%	9.8	153	1,890	8.10%	21.86
Family Dollar III	Mar. 2012	3	24,640	100%	10.3	264	2,921	9.04%	10.71
Family Dollar IV	Mar. 2012 & Apr. 2012	5	42,360	100%	9.1	461	5,119	9.01%	10.88
Dollar General XII	Mar 2012	1	10,566	100%	14.8	82	988	8.30%	7.76
FedEx V	Apr. 2012	1	142,139	100%	14.6	3,669	46,525	7.89%	25.81
Dollar General XIII	Apr. 2012	2	18,260	100%	13.8	146	1,746	8.36%	8.00
Dollar General XIV	Apr. 2012	2	18,052	100%	14.9	159	1,815	8.76%	8.81
Dollar General XV	Apr.2012	12	119,037	100%	14.7	1,258	15,425	8.16%	10.57
Dollar General XVI	Apr. 2012	3	27,226	100%	14.9	260	3,123	8.33%	9.55
Advance Auto IV	Apr. 2012	1	7,000	100%	9.6	79	955	8.27%	11.29
Shaw’s Supermarkets I	Apr. 2012	1	59,766	100%	8.7	513	5,750	8.92%	8.58
Rubbermaid I	Apr. 2012	1	660,820	100%	10.6	1,787	23,125	7.73%	2.70
Citizens Bank I	Apr. 2012	30	83,642	100%	10.1	2,061	27,389	7.52%	24.64
Tire Kingdom I	Apr. 2012	1	6,656	100%	11.2	155	1,691	9.17%	23.29
Circle K I	May 2012	1	2,680	100%	11.9	147	1,911	7.69%	54.85
Family Dollar V	May 2012 & Jun. 2012	4	32,306	100%	9.3	358	3,934	9.10%	11.08
GSA V	May 2012	1	15,915	100%	8.6	442	5,500	8.04%	27.77
GSA VI	May 2012	1	12,187	100%	9.4	257	3,125	8.22%	21.09
General Mills I	May 2012	1	359,499	100%	11.3	2,558	33,108	7.73%	7.12
Walgreens V	May 2012	1	14,736	100%	22.1	625	8,667	7.21%	42.41
NTW & Big O Tires I	Jun. 2012	2	17,159	100%	11.6	312	4,025	7.75%	18.18
Fresenius Medical I	Jun. 2012	3	20,472	100%	10.9	571	6,361	8.98%	27.89
Tractor Supply II	Jun. 2012	1	15,097	100%	12.8	238	2,789	8.53%	15.76
Dollar General XVII	Jun. 2012	1	9,234	100%	15.0	84	978	8.59%	9.10
FedEx VI	Jun. 2012	2	119,803	100%	12.6	1,140	15,319	7.44%	9.52
Total		172	3,475,695	100%	12.6	$38,441	$488,799	7.86%	$11.06

(1)	Remaining lease term in years as of June 15, 2012, calculated on a weighted-average basis, where applicable.
(2)	Annualized net operating income for the three months ended March 31, 2012 for the leases in place on the property or properties, as applicable, as of March 31, 2012. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Annualized net operating income divided by base purchase price.
(5)	Annualized rental income as of June 15, 2012 for the property or properties, as applicable, on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years for the properties we owned as of June 15, 2012 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
June 16, 2012 – December 31, 2012	—	$—	—%	—	—%
2013	—	—	—%	—	—%
2014	—	—	—%	—	—%
2015	—	—	—%	—	—%
2016	—	—	—%	—	—%
2017	—	—	—%	—	—%
2018	—	—	—%	—	—%
2019	3	280	0.7%	23,265	0.7%
2020	5	793	2.1%	39,068	1.1%
2021	20	8,006	20.8%	711,544	20.5%
Total	28	$9,079	23.6%	773,877	22.3%

(1)	Annualized rental income as of June 15, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income of the total portfolio on a straight-line basis as of June 15, 2012:

Tenant	Number of Units Occupied by Tenant	As of June 15, 2012
Walgreens	11	10.9%

The termination, delinquency or non-renewal of the above tenant may have a material adverse effect on our revenues. No other tenant represents more than 10% of the annualized rental income as of June 15, 2012.

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of June 15, 2012:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2) (in thousands)	Annualized Rental Income per Sq. Ft.
Federal Express	10	820,665	23.6%	Various	11.9	Two 5-Year Options	$10,678	$13.01
Dollar General	76	721,468	20.8%	Various	14.4	Three to Five 5-Year Options	6,812	9.44
Rubbermaid	1	660,820	19.0%	Dec. 2022	10.6	Two 5-Year Options	1,787	2.70
General Mills	1	359,499	10.3%	Sept. 2023	11.3	Three 5-Year Options	2,558	7.12

(1)	Remaining lease term in years as of June 15, 2012.
(2)	Annualized rental income as of June 15, 2012 for the tenant on a straight-line basis.

Selected Financial Data

The following shows selected financial data as of March 31, 2012 and December 31, 2011 and for the three months ended March 31, 2012 and 2011:

Balance sheet data (in thousands):	March 31, 2012	December 31, 2011
Total real estate investments, at cost	$268,243	$72,453
Cash and cash equivalents	66,551	16,183
Total assets	354,202	89,997
Mortgage notes payable	81,166	5,060
Total liabilities	90,449	6,541
Total stockholders’ equity	$263,753	$83,456

	Three Months Ended March 31,
Operating Data (in thousands, except share and per share data):	2012	2011
Total revenues	$3,296	$—
Total operating expenses	7,097	16
Operating loss	(3,081)	(16)
Total other expenses	(597)	—
Net loss	$(4,398)	$(16)
Other data:
Cash flows used in operating activities	$(3,515)	$—
Cash flows used in investing activities	(195,790)	—
Cash flows provided by financing activities	249,673	—
Per share data:
Net loss per common share – basic and diluted	$(0.25)	$(0.80)
Weighted average number of common shares outstanding, basic and diluted	17,299,553	20,000

PROSPECTUS UPDATES

Investor Suitability Standards

The paragraph and heading “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico” on page i of the Prospectus is replaced in its entirety by the following:

“Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan.”

The following paragraph is added immediately before the paragraph “Nebraska” on page ii of the Prospectus:

“Michigan

•	The maximum investment allowable in the company for a Michigan investor is 10% of his or her net worth.”

The following disclosure replaces the last paragraph on page iii of the Prospectus in its entirety:

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Alternatively, except for investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Prospectus Summary

The question “How do I subscribe for shares?” on page 19 of the Prospectus is replaced in its entirety by the following disclosure:

“How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

Risk Factors

The following disclosure replaces in its entirety the risk factor “Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return” beginning on page 27 of the Prospectus:

“We began to pay distributions in October 2011. For the three months ended December 31, 2011, our cash flow used in operations of $(0.7 million) was a shortfall of $0.6 million, or 100%, to our distributions paid of $0.6 million during such period, and such shortfall was paid from proceeds from a financing and common stock issued under the DRIP. For the three months ended March 31, 2012, our cash flow used in operations of $(3.5 million) was a shortfall of $2.0 million, or 100%, to our distributions paid of $2.0 million during such period, and such shortfall was paid from proceeds from financing and common stock issued under the DRIP. Additionally, we may in the future pay distributions from sources other than from our cash flow from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flow from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and/or our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

Management

The following sentence is inserted immediately after the third sentence of Scott J. Bowman’s biography on page 70 of the Prospectus:

“Mr. Bowman has served as the Group President of Global Retail and International Development at The Jones Group Inc. (NYSE: JNY) since June 2012.”

Description of Real Estate Investments

The following disclosure replaces in its entirety the section “Description of Real Estate Investments” beginning on page 120 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

We have acquired the following real estate investments through June 15, 2012:

Auto Retail

•	2 Advance Auto Parts stores located in Houston, Texas purchased on September 30, 2011, or Advanced Auto I;
•	1 Advance Auto Parts store located in Greenwood, South Carolina purchased on March 9, 2012, or Advanced Auto II;
•	1 Advance Auto Parts store located in Auburn, Indiana purchased on March 29, 2012, or Advanced Auto III; and
•	1 Advance Auto Parts store located in Warren, Ohio purchased on April 12, 2012, or Advanced Auto IV.

Freight

•	1 FedEx Freight distribution facility located in Butte, Montana purchased on September 27, 2011, or FedEx I;
•	1 FedEx Freight distribution facility located in Belmont, New Hampshire purchased on December 29, 2011, 1 FedEx Freight distribution facility located in Blountville, Tennessee purchased on February 3, 2012 and 1 FedEx Freight distribution facility located in Commerce City, Colorado purchased on March 20, 2012, or FedEx II;
•	2 FedEx Freight distribution facilities located in North Carolina (Greenville) and Oklahoma (Tulsa) purchased on February 22, 2012, or FedEx III;
•	1 FedEx Freight distribution facility located in Kokomo, Indiana purchased on March 16, 2012, or FedEx IV;
•	1 FedEx Freight distribution facility located in Blauvelt, New York purchased on April 5, 2012, or FedEx V; and
•	2 FedEx Freight distribution facilities located in Grand Rapids, Michigan and Bryan, Texas purchased on June 14, 2012 and June 15, 2012, respectively, or FedEx VI.

Pharmacy

•	1 ground leasehold interest in a Walgreens pharmacy located in Staten Island, New York purchased on October 5, 2011 and 1 Walgreens pharmacy located in Maplewood, New Jersey purchased on November 18, 2011, or Walgreens I;
•	1 Walgreens pharmacy located in Coalinga, California purchased on October 11, 2011, or Walgreens II;
•	1 Walgreens pharmacy located in Stevensville, Michigan purchased on November 28, 2011, or Walgreens III;
•	2 Walgreens pharmacies located in Kentucky (Frankfort) and South Carolina (Anderson) purchased on February 8, 2012 and 4 Walgreens pharmacies located in Alabama (Wetumpka), Louisiana (Shreveport), Missouri (Greenwood) and Ohio (Bryan) purchased on February 22, 2012, or Walgreens IV;
•	1 Walgreens pharmacy located in Las Vegas, Nevada purchased on May 30, 2012, or Walgreens V; and
•	1 CVS pharmacy located in Franklin, Indiana purchased on March 29, 2012, or CVS I.

Discount Retail

•	11 freestanding Dollar General store properties located in Texas (Roma, Rio Grande City, Progreso and Poteet), Alabama (Red Level), Ohio (Pleasant City, Payne, New Matamoras and Forest), Florida (Molino) and Missouri (Maysville) purchased on October 31, 2011, or Dollar General I;
•	5 freestanding Dollar General store properties located in Missouri (Licking, King City, Stanberry, Conway and Auxvasse) purchased on November 22, 2011, or Dollar General II;
•	1 freestanding Dollar General store property located in Tarrant, Alabama purchased on December 12, 2011, or Dollar General III;
•	1 freestanding Dollar General store property located in Monroeville, Indiana purchased on December 22, 2011, 1 freestanding Dollar General store property located in Lake Charles, Louisiana purchased on February 29, 2012 and 1 freestanding Dollar General store property located in West Monroe, Louisiana purchased on March 9, 2012, or Dollar General IV;
•	8 freestanding Dollar General store properties located in Tennessee (Pleasant Hill), Texas (Lyford), Wisconsin (Minong, Solon Springs and Mellen), Alabama (Tuscaloosa), Missouri (St. Clair) and Florida (Grande Ridge) purchased on December 30, 2011 and 1 freestanding Dollar General store property located in Greenfield, Ohio purchased on February 23, 2012, or Dollar General V;
•	3 freestanding Dollar General store properties located in Mississippi (Edwards, Greenville and Walnut Grove) purchased on December 30, 2011, or Dollar General VI;
•	11 freestanding Dollar General store properties located in Louisiana (Choudrant, Mangham, Mt. Hermon and Richwood), North Carolina (Fayetteville, Ocean Isle Beach and Vass) and Virginia (Chesterfield, Danville, Hopewell and Hot Springs) purchased on February 6, 2012 and 1 freestanding Dollar General store property located in Gardner, Louisiana purchased on March 8, 2012, or Dollar General VII;
•	4 freestanding Dollar General store properties located in Iowa (Hampton and Lake Mills), Missouri (Marthasville) and Texas (Alto Bonito) purchased on February 1, 2012, or Dollar General VIII;
•	2 freestanding Dollar General store properties located in Missouri (Sikeston and Vienna) purchased on February 24, 2012, or Dollar General IX;
•	1 freestanding Dollar General store property located in Altamont, Illinois purchased on March 9, 2012, or Dollar General X;
•	2 freestanding Dollar General store properties located in Michigan (Cadillac and Carleton) purchased on March 16, 2012 and 2 freestanding Dollar General store properties located in Michigan (Durand and Flint) purchased on May 18, 2012, or Dollar General XI;
•	1 freestanding Dollar General store property located in Oran, Missouri purchased on March 30, 2012, or Dollar General XII;
•	1 freestanding Dollar General store property located in Soso, Mississippi purchased on April 12, 2012 and 1 freestanding Dollar General store property located in Moorhead, Mississippi purchased on May 1, 2012, or Dollar General XIII;
•	2 freestanding Dollar General store properties located in Texas (Como and Gordonville) purchased on April 20, 2012, or Dollar General XIV;
•	6 freestanding Dollar General store properties located in Alabama (Chunchula and Moulton), Kentucky (Nancy) and Louisiana (New Iberia, Patterson and Zachary) purchased on April 26, 2012, 1 freestanding Dollar General store property located in Virginia (Burkeville) purchased on May 8, 2012, 1 freestanding Dollar General store property located in Ohio (Lucasville) on May 16, 2012, 3 freestanding Dollar General store properties located in Alabama (Birmingham), Missouri (Pacific), and Ohio (Loudonville) purchased on June 6, 2012 and 1 freestanding Dollar General store property located in Springfield, Missouri purchased on June 14, 2012, or Dollar General XV;

•	1 freestanding Dollar General store property located in Ozark, Missouri purchased on April 16, 2012, 1 freestanding Dollar General store property located in New Haven, Missouri purchased on April 28, 2012 and 1 freestanding Dollar General store property located in Academy, Texas purchased on April 29, 2012, or Dollar General XVI;
•	1 freestanding Dollar General store property located in Natchez, Mississippi purchased on June 12, 2012, or Dollar General XVII;
•	2 freestanding Family Dollar store properties located in Texas (Floydada) and Nebraska (Madison) purchased on December 30, 2011, 1 freestanding Family Dollar store property located in Stilwell, Oklahoma purchased on January 6, 2012 and 4 freestanding Family Dollar store properties located in North Dakota (Fort Yates, New Town and Rolla) and Martin, South Dakota purchased on January 31, 2012, or Family Dollar I;
•	1 freestanding Family Dollar store property located in Kerens, Texas purchased on February 29, 2012, or Family Dollar II;
•	2 freestanding Family Dollar store properties located in Mississippi (Biloxi and Carriere) purchased on March 30, 2012 and 1 freestanding Family Dollar store property located in Gulfport, Mississippi purchased on May 21, 2012, or Family Dollar III;
•	1 freestanding Family Dollar store property located in Tickfaw, Louisiana purchased on March 30, 2012, 1 freestanding Family Dollar store property located in St. Louis, Missouri purchased on April 2, 2012, 1 freestanding Family Dollar store property located in Chalmette, Louisiana purchased on May 3, 2012, 1 freestanding Family Dollar store property located in D’Iberville, Mississippi purchased on May 21, 2012 and 1 freestanding Family Dollar store property located in Caldwell, Texas purchased on May 29, 2012, or Family Dollar IV; and
•	2 freestanding Family Dollar store properties located in Colorado (Rangeley) and Nevada (Lovelock) purchased on May 4, 2012, 1 freestanding Family Dollar store property located in Wells, Nevada purchased on May 11, 2012 and 1 freestanding Family Dollar store property located in Hawthorn, Nevada purchased on June 1, 2012, or Family Dollar V.

Government Services

•	1 Social Security Administration building located in Cocoa, Florida purchased on December 13, 2011, or GSA I;
•	1 U.S. Department of Labor building located in Craig, Colorado purchased on December 30, 2011, or GSA II;
•	1 USDA Forest Service building located in Grangeville, Idaho purchased on March 5, 2012, or GSA III;
•	1 U.S. Immigrant and Customs Enforcement Agency building located in Stuart, Florida purchased on March 5, 2012, or GSA IV;
•	1 Social Security Administration building located in Fort Worth, Texas purchased on May 9, 2012, or GSA V; and
•	1 Drug Enforcement Administration building located in Springfield, Missouri purchased on May 15, 2012, or GSA VI.

Healthcare

•	1 building located in the Express Scripts headquarters campus in St. Louis, Missouri purchased on January 25, 2012, or Express Scripts I; and
•	3 Fresenius medical office buildings located in Michigan (Caro and Jackson) and Ohio (Kings Mills) purchased on June 5, 2012, or Fresenius I.

Specialty Retail

•	1 freestanding Tractor Supply store located in Upper Freehold, New Jersey purchased on January 27, 2012, or Tractor Supply I; and
•	1 freestanding Tractor Supply store located in Negaunee, Michigan purchased on June 12, 2012, or Tractor Supply II.

Supermarkets

•	1 freestanding Shaw’s Supermarket store located in Plymouth, Massachusetts purchased on April 18, 2012, or Shaw’s Supermarkets I.

Consumer Products

•	1 freestanding Rubbermaid distribution facility located in Winfield, Kansas purchased on April 25, 2012, or Rubbermaid I; and
•	1 freestanding General Mills facility located in Geneva, Illinois purchased on May 23, 2012, or General Mills I.

Retail Banking

•	29 freestanding Citizens Bank branches located in Connecticut (East Hampton), Delaware (Wilmington (2 locations)), Illinois (Calumet City, Chicago and Olympia Fields), Massachusetts (Dorchester, Tewksbury and Wilbraham), New Hampshire (Ossipee and Pelham), New Jersey (Marlton), Ohio (Bedford and Parma), Pennsylvania (Carlisle, Grove City (2 locations)), Harrisburg, Lancaster, Lititz, Munhall, New Stanton, Philadelphia, Shippensburg, Slovan, State College, Verona, West Grove and York) purchased on April 26, 2012 and 1 freestanding Citizens Bank branch located in Kutztown, Pennsylvania purchased on May 11, 2012, or Citizens Bank I.

Auto Services

•	1 freestanding Tire Kingdom service center located in Dublin, Ohio purchased on April, 30 2012, or Tire Kingdom I; and
•	1 free standing NTW service center located in Morrow, Georgia purchased on June 5, 2012 and 1 free standing Big O Tires service center located in Los Lunas, New Mexico purchased on June 1, 2012, or NTW & Big O Tires I.

Gas/Convenience

•	1 freestanding Circle K gas and convenience store located in Phoenix, Arizona purchased on May 4, 2012, or Circle K I.

Advance Auto Portfolio

Each of the properties are 100% leased to Advance Stores Co., Inc., a wholly owned subsidiary of Advance Auto Parts, Inc. (NYSE: AAP), and all of the leases are guaranteed by Advance Auto Parts, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no guarantee that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Advance Auto Parts, Inc. operates as a retailer of automotive aftermarket parts, accessories, batteries, and maintenance items. The company’s operations are divided into two segments: Advance Auto Parts (AAP) and Autopart International (AI). The AAP segment operates stores which primarily offer auto parts, including, among other items, alternators, batteries, chassis parts, clutches, engines and engine parts, radiators, starters and transmissions.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Advance Auto I	2	Oakley Investments, LLC and Coit Properties, LLC	$3.1 million	8.02%	9.8	None	None	13,471	$0.3 million/ $18.71
Advance Auto II	1	Torrey Realty Holdings, Inc. (90.0%) and G. Andrew Graham III Trust (10.0%)	$1.0 million	8.25%	9.8	None	Two 5-year options	8,075	$0.1 million/ $9.91
Advance Auto III	1	Lamp Lite Investments, LLC	$1.9 million	8.10%	10.0	One-time 5% escalation in Year 11	Three 5-year options	7,000	$0.2 million/ $21.86
Advance Auto IV	1	Various	$1.0 million	8.27%	9.7	None	Two 5-year options	7,000	$0.1 million/ $11.29

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

FedEx Freight Portfolio

Each of the properties are 100% leased to FedEx Freight, Inc., a wholly owned subsidiary FedEx Corp. (NYSE: FDX), and all of the leases are guaranteed by FedEx Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing and may seek to obtain financing on the other properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

FedEx Freight, a wholly owned subsidiary of FedEx Corp. specializes in less-than-truckload transportation services throughout the United States, Canada, Mexico, Puerto Rico, Central and South America, the Caribbean, Europe, and Asia.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
FedEx I	1	William Charles, Ltd.	$8.9 million	7.80%	14.9	None	Two 5-year options	45,832	$0.7 million/ $15.21
FedEx II	3	Setzer Properties, LLC	$45.8 million	7.44%	11.2	None	Two 5-year options	221,837	$3.4 million/ $15.37
FedEx III	2	The Westmoreland Company, Inc.	$18.4 million	7.79%	9.6	None	Two 5-year options	227,962	$1.4 million/ $6.28
FedEx IV	1	Scannell Properties #120, LLC	$4.2 million	7.93%	9.9	None	Two 5-year options	63,092	$0.3 million/ $5.25
FedEx V	1	SunCap Orangetown, LLC	$46.5 million	7.89%	14.8	Escalation of 5% at Year 6 and 11 of lease term	Two 5-year options	142,139	$3.7 million/ $25.81
FedEx VI	2	Setzer Properties, LLC	$15.3 million	7.44%	12.6	None	Two 5-year options	119,803	$1.1 million/ $9.52

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Set forth below are summary financial statements of the parent guarantor to the lessees of the FedEx Freight stores described above. FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corp. are taken from such filings:

	Nine Months Ended February 29, 2012 (Unaudited)	Year Ended
(Amounts in Millions)		May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Statements of Operations Data
Revenues	$31,672	$39,304	$34,734	$35,497
Operating income	2,330	2,378	1,198	747
Net income	1,482	1,452	1,184	98

(Amounts in Millions)	February 29, 2012 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$28,752	$27,385	$24,902	$24,244
Long-term debt	1,251	1,667	1,668	1,930
Total common stockholders’ investment	16,569	15,220	13,811	13,626

Walgreens Portfolio

Each of the properties are 100% leased to Walgreen Co. (NYSE: WAG) or a subsidiary of Walgreen Co., in which case such leases are guaranteed by Walgreen Co., which carries an investment grade credit rating as determined by major credit rating agencies. The tenant leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The ground lease is net whereby we, as the ground lessee, are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain additional financing on other properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and revenue options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Walgreens I	2	Various	$12.8 million	6.99%	23.8	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	23,527	$0.9 million/ $38.04
Walgreens II	1	Interra (Coalinga), LLC	$4.6 million	7.10%	21.7	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,820	$0.3 million/ $22.06
Walgreens III	1	Preferred – Stevensville, LLC	$4.9 million	7.40%	20.9	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,820	$0.4 million/ $24.63
Walgreens IV	6	Various	$28.0 million	7.00%	19.4	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	87,659	$2.0 million/ $22.35
Walgreens V	1	Durango Diamond Trails, LLC	$8.7 million	7.21%	22.1	Escalation of 10% at Year 11 of the lease term	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,736	$0.6 million/ $42.41

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Walgreens stores described above. Walgreen Co. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Walgreen Co. are taken from such filings:

	Six Months Ended February 29, 2012 (Unaudited)	Year Ended
(Amounts in Millions)		August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Statements of Earnings
Net sales	$36,808	$72,184	$67,420	$63,335
Operating income	2,005	4,365	3,458	3,247
Net earnings	1,237	2,714	2,091	2,006

(Amounts in Millions)	February 29, 2012 (Unaudited)	August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$26,622	27,454	$26,275	$25,142
Long-term debt	2,381	2,396	2,389	2,336
Total liabilities	11,806	12,607	11,875	10,766
Total stockholders’ equity	14,816	14,847	14,400	14,376

CVS Caremark Portfolio

The property is 100% leased to CVS Caremark Corporation (NYSE: CVS) and the lease is guaranteed by CVS Caremark Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby we, as the landlord, will be responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
CVS I	1	Victoria Land Partners, LP	$3.4 million	7.64%	7.9	6% fixed annual escalations commencing in the 16th year of the lease term	Four 5-year options	10,125	$0.3 million/ $25.78

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Dollar General Portfolio

Each of the properties are 100% leased to a wholly owned subsidiary of Dollar General Corp. (NYSE: DG), and all of the leases are guaranteed by Dollar General Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of its common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no guarantee that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Dollar General Corp. is the largest small-box discount retailer in the United States. Dollar General Corp.’s stores offer convenience and value to customers, by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items at everyday low prices.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Dollar General I	11	Various	$12.5 million	8.22%	13.8	3% fixed annual escalations commencing in the 11th year of the lease term(2)	Four 5-year options	109,349	$1.0 million/ $9.36
Dollar General II	5	Overland Properties, LLC	$4.5 million	8.44%	14.1	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	45,156	$0.4 million/ $8.42
Dollar General III	1	Tarrant GD, LLC	$1.3 million	8.24%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	10,714	$0.1 million/ $10.08
Dollar General IV	3	Various	$3.3 million	8.24%	14.9	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	27,063	$0.3 million/ $10.05
Dollar General V	9	Various	$9.1 million	8.27%	14.3	3% fixed annual escalations commencing in the 11th year of the lease term(2)	Four 5-year options	85,366	$0.8 million/ $8.86
Dollar General VI	3	DG Walnut Grove, LLC	$2.7 million	8.58%	14.9	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	27,439	$0.2 million/ $8.42

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Dollar General VII	12	Various	$12.9 million	8.32%	14.5	3% fixed annual escalations commencing in the 11th year of the lease term(2)	Three to Five 5-year options	109,750	$1.1 million/ $9.79
Dollar General VIII	4	RSBR Investments, LLC	$4.0 million	8.33%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Three to Five 5-year options	37,870	$0.3 million/ $8.85
Dollar General IX	2	RSBR Investments, LLC	$2.2 million	8.31%	14.6	3% fixed annual escalations commencing in the 11th year of the lease term	Four to Five 5-year options	19,592	$0.2 million/ $9.49
Dollar General X	1	DG Partners, LLC	$1.3 million	8.47%	15.1	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	10,640	$0.1 million/ $9.96
Dollar General XI	4	Midwest DG Properties, LLC	$4.2 million	8.32%	14.8	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	36,154	$0.4 million/ $9.68
Dollar General XII	1	RSBR Investments, LLC	$1.0 million	8.30%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	10,566	$0.1 million/ $7.76
Dollar General XIII	2	Various	$1.7 million	8.36%	13.9	3% fixed annual escalations commencing in the 11th year of the lease term	Four to Five 5-year options	18,260	$0.1 million/ $8.00
Dollar General XIV	2	HP Investments, LLC	$1.8 million	8.76%	15.0	None	Three to Five 5-year options	18,052	$0.2 million/ $8.81
Dollar General XV	12	Various	$15.4 million	8.16%	14.8	3% fixed annual escalations commencing in the 11th year of the lease term	Four to Five 5-year options	119,037	$1.3 million/ $10.57

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Dollar General XVI	3	Various	$3.1 million	8.33%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Three to Five 5-year options	27,226	$0.3 million/ $9.55
Dollar General XVII	1	DG Natchez, LLC	$1.0 million	8.59%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	9,234	$0.1 million/ $9.10

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.
(2)	Two leases do not contain rental escalations.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Dollar General stores described above. Dollar General Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corp. are taken from such filings:

	For the 13 Weeks Ended May 4, 2012 (Unaudited)	February 3, 2012 (Audited)	Fiscal Year Ended
(Amounts in Thousands)			January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$3,901,205	$14,807,188	$13,035,000	$11,796,380
Operating profit	384,324	1,490,804	1,274,065	953,258
Net income	213,415	766,685	627,857	339,442

(Amounts in Thousands)	May 4, 2012 (Unaudited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,770,208	$9,688,520	$9,546,222	$8,863,519
Long-term obligations	2,880,920	2,617,891	3,287,070	3,399,715
Total liabilities	5,178,776	5,020,025	5,491,743	5,473,221
Total shareholders’ equity	4,591,432	4,668,495	4,054,479	3,390,298

Family Dollar Portfolio

Each of the properties are 100% leased to a wholly owned subsidiary of Family Dollar, Inc. (NYSE: FDO), and all of the leases are guaranteed by Family Dollar, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no guarantee that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Family Dollar Stores, Inc. is a regional chain of variety stores in the United States that opened its first location in 1959. The company currently operates a chain of general merchandise retail discount stores, providing consumers with a selection of low-priced merchandise in neighborhood stores.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Family Dollar I	7	Various	$6.9 million	9.09%	8.9	None	Five to Six 5-year options	59,960	$0.6 million/ $10.44
Family Dollar II	1	Woodstock Investments, LLC	$0.9 million	9.19%	9.9	None	Six 5-year options	8,000	$0.1 million/ $9.88
Family Dollar III	3	Executive Holdings, LLC	$2.9 million	9.04%	10.5	None	Six 5-year options	24,640	$0.3 million/ $10.71
Family Dollar IV	5	Various	$5.1 million	9.01%	9.2	None	Five to six 5-year options	42,360	$0.5 million/ $10.88
Family Dollar V	4	Various	$3.9 million	9.10%	9.4	None	Five 5-year options	32,306	$0.4 million/ $11.08

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Government Services Portfolio

Each of the properties are 100% leased to the United States, which carries an investment grade credit rating as determined by major credit rating agencies. The leases are modified gross leases, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no guarantee that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
GSA I	1	Hoover Property Management #1, LLC	$2.0 million	8.41%	8.2	None	None	6,255	$0.1 million/ $26.54
GSA II	1	415 Green St, Inc.	$1.6 million	8.60%	8.9	None	One 5-year option; lease term is 15 years; however, tenant has option to terminate after 10 years	4,328	$0.1 million/ $31.19
GSA III	1	Grangeville Investments, LLC	$7.3 million	7.96%	10.7	None	One 5-year option	35,311	$0.6 million/ $16.47
GSA IV	1	Hoover Property Stuart, LLC	$4.9 million	8.26%	9.0	None	None	18,712	$0.4 million/ $21.43
GSA V	1	Various	$5.5 million	8.04%	8.7	None	Lease term is 15 years; however, tenant has the option to terminate after 10 years	15,915	$0.4 million/ $27.77
GSA VI	1	Karchmer, Inc.	$3.1 million	8.22%	9.5	10.66% fixed escalation commencing in Year 6 of the lease term	Lease term is 15 years; however, tenant has the option to terminate after 10 years	12,187	$0.3 million/ $21.09

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Express Scripts

The property is 100% leased to Express Scripts, Inc. (NASDAQ: ESRX), which has an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no guarantee that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Express Scripts I	1	4400 N. Hanley, LLC	$42.6 million	7.85%	10	Annual rental escalations of 1%	Two 5-year options	234,600	$3.2 million/ $13.64

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Set forth below are summary financial statements of the lessee described above. Express Scripts, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Express Scripts, Inc. are taken from such filings:

		Year Ended
(Amounts in Millions)	Three Months Ended March 31, 2012 (Unaudited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Statements of Operations Data
Revenues	$12,132.6	$46,128.3	$44,973.2	$24,722.3
Operating income	564.5	2,311.7	2,070.9	1,497.5
Net income	267.8	1,275.8	1,181.2	827.6

(Amounts in Millions)	March 31, 2012 (Unaudited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,577.7	$15,607.0	$10,557.8	$11,931.2
Long-term debt	10,537.1	7,076.4	2,493.7	2,492.5
Total stockholders’ equity	2,775.5	2,473.7	3,606.6	3,551.8

Fresenius Medical Care

The properties are 100% leased to Fresenius Medical Care, a wholly-owned subsidiary of Fresenius Medical Care AG & Co. (NYSE: FMS), the guarantor of those leases. The leases are net whereby we, as landlord, will be responsible for maintaining the roof and structure of the building, and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller(s), purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Fresenius I	3	Various	$6.4 million	8.98%	10.9	Rental escalations of 10% every five years; and, 1% every year (1 property)	Various	20,472	$0.6 million/ $27.89

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Tractor Supply

The properties are 100% leased Tractor Supply Company (NASDAQ: TSCO). The leases are net whereby we, as landlord, will be responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no guarantee that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Tractor Supply I	1	TKC CXXXI, LLC	$5.3 million	8.32%	14.3	Rental escalations of 10% every five years	Four 5-year options	19,097	$0.4 million/ $23.16
Tractor Supply II	1	Canal Crossings, LLC	$2.8 million	8.53%	12.8	Rental escalations of 10% every five years	Four 5-year options	15,097	$0.2 million/ $15.76

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Shaw’s Supermarkets

The property is 100% leased to Shaw’s Supermarkets, Inc. which is a wholly owned subsidiary of Supervalu, Inc. (NYSE: SVU), and the lease is guaranteed by New Albertson’s, Inc., a wholly owned subsidiary of Supervalu, Inc., which carries a credit rating as determined by a major credit rating agency. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the property with proceeds from the sale of its common stock. The

Company may seek to obtain financing on the properties post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Shaw’s Supermarket I	1	AG-WP Plymouth, LLC	$5.8 million	8.92%	8.9	Rental escalation of 4.6% commencing Year 16 of the lease term	Five 5-year options	59,766	$0.5 million/ $8.58

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Rubbermaid

The property is 100% leased to Rubbermaid, Inc., a wholly owned subsidiary of Newell Rubbermaid, Inc. (NYSE: NWL), and the lease is guaranteed by Newell Rubbermaid, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Rubbermaid I	1	Insite Winfield, LLC	$23.1 million	7.73%	10.7	Rental escalations of 10% in 2015 and 2020	Two 5-year options	660,820	$1.8 million/ $2.70

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

General Mills

The property is 100% leased to General Mills Operations, LLC, a wholly owned subsidiary of General Mills, Inc. (NYSE: GIS), and the lease is guaranteed by General Mills, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
General Mills I	1	Geneva Realty, LLC	$33.1 million	7.73%	11.4	Annual rental escalations of 10% commencing 2018	Three 5-year options	359,499	$2.6 million/ $7.12

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Citizens Bank

Each of the properties in Pennsylvania is leased to Citizens Bank of Pennsylvania and all the other properties are leased to wholly owned subsidiaries of RBS Citizens, N.A., both of which are wholly owned subsidiaries of Royal Bank of Scotland Group, plc (NYSE: RBS), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Citizens Bank I	30	Inland American CFG Portfolio, LLC	$27.4 million	7.52%	10.2	1% fixed annual escalations in Year 2 through 15 of the lease term	Four 5-year options	83,642	$2.1 million/ $24.64

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Tire Kingdom

The property is 100% leased to Tire Kingdom, a wholly owned subsidiary of TBC Corporation, which is a wholly owned subsidiary of Sumitomo Corporation of America, which carries an investment grade credit rating as determined by major credit rating agencies. TBC Corporation guarantees the lease. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Tire Kingdom I	1	W Realty Co. Ltd.	$1.7 million	9.17%	11.3	Rental escalations of 10% at Year 11 and 16 of lease term	Three 5-year options	6,656	$0.2 million/ $23.29

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

NTW & Big O Tires

The properties are 100% leased to NTW, Inc. and Big O Development, Inc. and guaranteed by TBC Corporation. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
NTW & Big O Tires I	2	Various	$4.0 million	7.75%	11.6	Rental escalations in Years 6 and 11 of lease term based on CPI capped at 10%; Rental escalations in Years 6, 11 and 16 of lease term based on the lesser of two times CPI or 10%(2)	Two and Four 5-year options	17,159	$0.3 million/ $18.18

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.
(2)	Consumer price index (“CPI”)

Circle K

The property is 100% leased to Circle K Stores, Inc., which is a wholly owned subsidiary of Alimentation Couche-Tard, Inc. and the lease is guaranteed by Alimentation Couche-Tard, Inc., which carries an investment grade credit rating as determined by a major credit rating agency. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Circle K I	1	Sunset Enterprise Trust	$1.9 million	7.69%	12.0	Rental escalations of 5% at Years 6, 11 and 16 of the lease term	One 3-year option, four 5-year options and two 10-year options	2,680	$0.1 million/ $54.85

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Financial Obligations

Bank of Texas Loan

On November 1, 2011, we, through our indirect wholly owned subsidiaries, entered into a mortgage loan in an amount equal to $5.1 million with BOKF, NA, or Bank of Texas, to provide post-acquisition financing for The FedEx I property. The loan has a 5-year term. The loan requires monthly interest payments with the principal balance due on the maturity date in October 2016.

The loan bears interest at a floating rate, but, through an interest rate swap that we entered into with the Bank of Texas, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.75%.

The loan may be prepaid, from time to time and at any time, in whole or in part, without the payment of any premium or fee. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

Citigroup Loan

On January 18, 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $15.1 million in connection with the first tranche of a $54.3 million two-tranche mortgage loan agreement with Citigroup Global Markets Realty Corp. to provide the post-acquisition financing for 48 properties previously acquired. This first tranche provided the post-acquisition financing for 17 of the previously acquired properties.

On April 20, 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $39.2 million in connection with the second tranche of the $54.3 million two-tranche mortgage loan agreement with Citigroup Global Markets Realty Corp. to provide the post-acquisition funding for 48 properties previously acquired. This second tranche provided the post-acquisition financing for 31 of the previously acquired properties. The loan has a 10-year term. The loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in May 2022. Each tranche of the loan bears interest at a per annum fixed rate of 6.048%. The mortgages for each of the properties are cross-collateralized with one another and in the event that we default on one of the mortgages, the lender may look to the other properties as collateral.

The loan may be prepaid beginning three months prior to the maturity date of the loan, in whole or in part, and, in connection with a partial prepayment, a premium equal to the greater of (a) 1.0% of the amount prepaid and (b) an amount equal to (A) the present value of the scheduled monthly payments of principal and interest from the date of such prepayment to the maturity date multiplied by (B) a fraction equal to the amount prepaid divided by the outstanding principal balance. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

Wells Fargo Loans

Four Property Loan

On January 31, 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $24.4 million in connection with the first tranche of a two-tranche $48.5 million term loan with Wells Fargo Bank, National Association, or Wells Fargo, to provide post-acquisition financing for the Express Scripts I property and one of the distribution facilities in the FedEx II property.

On April 2, 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $24.1 million in connection with the second tranche of the $48.5 million term loan with Wells Fargo to provide post-acquisition financing for the remaining distribution facilities in the FedEx II property.

The loan is evidenced by a promissory note secured by a mortgage on each of the properties and has a five-year term. The loan bears interest at a per annum rate of 3.75% that is fixed through the use of interest rate hedging instruments. The loan requires monthly interest-only payments with the principal balance due on the maturity date in February 2017.

After the last day of the interest accrual period following the 36th month of the term of the loan, the loan may be prepaid from time to time and at any time, in whole or in part, subject to a premium equal to 0.25% of the outstanding principal balance of the loan or, in connection with a partial prepayment of the loan, the principal amount of the loan being prepaid. Upon payment on the maturity date, we are also required to pay an exit fee equal to 0.25% of the outstanding principal balance upon final payment of the loan. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

22 Property Loan

On February 22, 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $36.6 million in connection with the first tranche of a two-tranche $41.4 million term loan with Wells Fargo to provide post-acquisition financing for 22 properties previously acquired.

The loan will be funded in two tranches. The loan has a 5-year term. The loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in March 2017. Each tranche of the loan bears interest at a floating rate, but, through an interest rate swap that we entered into with Wells Fargo, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.755%. The mortgages for each of the properties are cross-collateralized with one another and in the event that we default on one of the mortgages, the lender may look to the other properties as collateral. The loan may be prepaid, beginning 36 months after the closing of the loan, from time to time and at any time, in whole or in part, with the payment of an exit fee equal to 0.25% of the outstanding loan amount. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

Potential Property Investments

The acquisition of each property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report, tenant rental income, unit-level store performance, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

We will decide whether to acquire properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;
•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and
•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Our advisor will identify properties as potential suitable investments for us. The acquisition of any such properties is subject to a number of conditions. A significant condition to acquiring the potential acquisition is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price.”

Prior Performance Summary

The following disclosure replaces in its entirety the information under the heading “Prior Performance Summary — Programs of Our Sponsor” beginning on page 151 of the Prospectus.

“Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated in August 2007, is a Maryland corporation that qualifies as a REIT for federal income tax purposes. The Company was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, the Company commenced an IPO on a “best efforts” basis to sell up to 150.0 million shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, the Company commenced real estate operations. The Company's IPO closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. The Company operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, the Company internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, the Company listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, the Company offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, the Company has purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. As of June 15, 2012, ARCT had total real estate investments, at cost, of $2.1 billion, excluding $43.0 million of closing costs, comprised of 485 properties. On July 9, 2012, the closing price per share of common stock of ARCT was $10.74.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. As of June 15, 2012, NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0] million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of June 15, 2012, NYRR had received aggregate gross proceeds of $94.4 million from the sale of 9.4 million shares in its public offering and $1.6 million from its distribution reinvestment plan. As of June 15, 2012, there were 11.5 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of June 15, 2012, NYRR had total real estate investments, at cost, of $181.6 million. As of March 31, 2012, NYRR had incurred, cumulatively to that date, $10.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $3.5 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of June 15, 2012, PE-ARC had received aggregate gross offering proceeds of $51.1 million from the sale of 5.3 million shares of common stock in its public offering and $0.5 million from its distribution reinvestment program. As of June 15, PE-ARC had acquired 13 properties and had total real estate investments at cost of $128.0 million, all held through a 54% owned joint venture. As of March 31, 2012, PE-ARC had incurred, cumulatively to that date, $9.6 million in offering costs for the sale of its common stock and $2.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of June 15, 2012, ARC HT had received aggregate gross offering proceeds of $209.0 million which includes the sale of 20.8 million shares in its public offering and $2.0 million from its distribution reinvestment plan. As of June 15, 2012, ARC HT had acquired 31 commercial properties, for a purchase price of $346.7 million. As of March 31, 2012, ARC HT had incurred, cumulatively to that date, $20.1 million in offering costs for the sale of its common stock and $4.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of June 15, 2012, ARC RCA had received aggregate gross proceeds of $3.0 million from the sale of 0.3 million shares in its public offering. As of June 15, 2012, ARC RCA acquired one property for a purchase price of $21.6 million. As of March 31, 2012, ARC RCA has incurred, cumulatively to that date, $4.3 million in offering costs for the sale of its common stock.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC Daily NAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of June 15, 2012, ARC DNAV had received aggregate gross proceeds of $6.3 million from the sale of 0.7 million shares in its public offering. As of June 15, 2012, ARC DNAV had acquired six properties with total real estate investments, at cost, of $25.2 million. As of March 31, 2012, ARC DNAV had incurred, cumulatively to that date, $2.8 million in offering costs from the sale of its common stock and $0.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCP filed its registration statement with the SEC on February 11, 2011 and became effective by the SEC on July 7, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed its underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock for total gross proceeds of $32.5 million. In aggregate, ARCP has received $116.4 million of proceeds from the sale of common stock. As of June 15, 2012, ARCP owned 99 single tenant, free standing properties and real estate investments, at a purchase price of $195.6 million. On July 9, 2012, the closing price per share of common stock of ARCP was $10.51.

American Realty Capital Global Daily Net Asset Value Trust, Inc.

American Realty Capital Global Daily Net Asset Value Trust, Inc., or ARC Global DNAV, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global DNAV was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC Global DNAV filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of June 15, 2012, ARC Global DNAV received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in its public offering. As of June 15, 2012, ARC Global DNAV had not acquired any properties. As of March 31, 2012, ARC Global DNAV had incurred, cumulatively to that date, $0.9 million in offering costs for the sale of its common stock.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of June 15, 2012, ARCT IV received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in its public offering. As of June 15, 2012, ARCT IV has not acquired any properties. As of March 31, 2012, ARCT IV had incurred, cumulatively to that date, $0.4 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act of 1940. As of June 15, 2012, BDCA had raised gross proceeds of $61.4 million which includes the sale of 6.2 million shares in its public offering and $0.3 million from its distribution reinvestment program. As of June 15, 2012, BDCA’sinvestments, at original cost, were $66.8 million.”

Share Repurchase Program

The following disclosure should be added after the third paragraph on page 196 of the Prospectus under the section “Share Repurchase Program:”

“Repurchase requests made in connection with the death or disability of a stockholder will always be honored so long as our company remains a non-traded REIT. Any future changes to the share repurchase program will require approval by a majority of voting stockholders.”

Plan of Distribution

The first paragraph under the section “Subscription Process” on page 219 of the Prospectus is replaced in its entirety by the following disclosure:

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). You should pay for any shares of any other offering(s) as set forth in the multi-offering subscription agreement. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.”

How to Subscribe

The second bullet under the section “How to Subscribe” on page 221 of the Prospectus is replaced in its entirety by the following disclosure:

“•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). A specimen copy of the multi-offering subscription agreement, including instructions for completing it, is included as Appendix C-2.”

Incorporation of Certain Information by Reference

The following disclosure replaces in its entirety the third paragraph under the heading “Incorporation by Reference” on page 225 of the Prospectus:

“The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 29, 2012;
•	Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012 filed with the SEC on May 15, 2012;
•	Current Report on Form 8-K filed with the SEC on March 1, 2012;
•	Current Report on Form 8-K filed with the SEC on March 5, 2012;
•	Current Report on Form 8-K filed with the SEC on March 6, 2012;
•	Current Report on Form 8-K filed with the SEC on March 26, 2012;
•	Current Report on Form 8-K filed with the SEC on April 4, 2012;

•	Current Report on Form 8-K filed with the SEC on April 10, 2012;
•	Current Report on Form 8-K filed with the SEC on April 25, 2012;
•	Current Report on Form 8-K filed with the SEC on May 4, 2012;
•	Current Report on Form 8-K filed with the SEC on May 17, 2012;
•	Current Report on Form 8-K filed with the SEC on May 23, 2012;
•	Current Report on Form 8-K filed with the SEC on June 7, 2012; and
•	Definitive Proxy Statement in respect of our 2012 meeting of stockholders filed with the SEC on April 25, 2012.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 3 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised multi-offering subscription agreement attached to this Supplement No. 3 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

AMERICAN REALTY CAPITAL TRUST III, INC.

American Realty Capital Trust III, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Trust III, Inc. ("ARCT III")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ______

Investment Amount

$ ______

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  ▸ **Make checks payable to:** American Realty Capital Trust III, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*

State of ______ Custodian for ______

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ______

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) **–** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ______

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____________________

Name of Custodian or Trustee ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone ____________________

Custodian/Trust/Business Entity Tax ID# ____________________

Account # ____________________

Name of Custodian or Other Administrator ____________________

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID # ____________________

Legal Address (No P.O. Boxes) ____________________

City, State, Zip ____________________

Citizenship: *Please indicate Citizenship Status **(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ____________________ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ____________________

Entity Name ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID# ____________________

If Non-U.S. Citizen, specify Country of Citizenship ____________________

Mailing Address (if different than legal address) ____________________

City, State, Zip ____________________

Home Phone ____________________

Business Phone ____________________

Government ID: ***(Foreign Citizens only)*** *identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ____________________

Account No. (required): ____________________

☐ Foreign national identity documents Bank Name (required): ____________________

Phone No. (required): ____________________

Number for the document checked above and country of issuance: ____________________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Tennessee investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Trust III, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. Ohio investors cannot participate in the distribution reinvestment plan.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Trust III, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)*   ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Trust III, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Trust III, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Trust III, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Trust III, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Trust III, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth *(excluding home, home furnishings and automobiles)* of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the ARCT III Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARCT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARCT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT III offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in ARCT III shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in ARCT III shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARCT III offering as registered with the Securities Division.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in the ARCT III offering and other similar offerings.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in ARCT III and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT III and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARCT III shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in ARCT III.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in ARCT III shares and its affiliates shall not exceed 10% of the Tennessee investor's net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARCT III and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARCT III offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-1-4

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) ____________

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal

Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor | **Print Name** | **Date**

Signature of Joint Owner, if applicable | **Print Name** | **Date**

C-1-5

6b

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

C-1-6

6b

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital Trust III, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital Trust III, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

FOR COMPANY USE ONLY:

Amount ____________________

Date ____________________

Check/Wire# ____________________

Account # ____________________

Registered Representative # ____________________

Firm # ____________________

Custodian ID# ____________________

Transfer Agent Reviewer ____________________

C-1-8

ARCT III | ARC DailyNAV | ARC-HT | NYRR | ARC Retail | BDCA | PE-ARC | UDFIV

Multi-Offering SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

8

C-2-1

1 Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

† **Texas investors cannot subscribe to the ARC Daily NAV offering until this offering has raised at least $10 million in other states.**

Investment		Investment Amount
☐ **American Realty Capital Trust III, Inc. ("ARCT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")†** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail* * (or) ☐ *Institutional* ** ☐ Additional Investment: ☐ *Retail* * (or) ☐ *Institutional* ** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment*
☐ **United Development Funding IV ("UDFIV")‡** ▸ State in which sale was made: ______ ‡ *Stated share price of $20 per share*	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments*

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARCT III, ARC Daily NAV** *(except ARC Daily NAV investors in OH and PA)*, **ARC-HT, ARC Retail** *(except ARC Retail investors in OH and PA)*, **NYRR, BDCA, PE-ARC** *(except PE-ARC investors in PA)* **and UDFIV, make checks payable to the respective offering:** American Realty Capital Trust III, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC Retail investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For PE-ARC investors in PA, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For ARC Daily NAV investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

2 **OWNERSHIP**

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

3 **IMPORTANT:** Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4 **IMPORTANT:** Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status **(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-2-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Footnotes:

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors in ARCT III, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Trust III, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

UNITED DEVELOPMENT FUNDING IV

▸ *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.

C-2-5

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for any offering with the Securities Division.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		
For American Realty Capital Trust III, Inc. ("ARCT III") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARCT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARCT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT III and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARCT III shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT III offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARCT III and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARCT III offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions.

C-2-6

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARC Daily NAV and its affiliates and meet one of the established suitability standards.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. **Texas investors may not subscribe to the ARC Daily NAV offering until this offering has raised at least $10 million in other jurisdictions.**		

For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARC-HT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC-HT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC-HT should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARC-HT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in ARC-HT shares not to exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARC-HT and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.

C-2-7

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)*:		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARC Retail and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-2-8

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only:		
I/We acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Massachusetts residents only: Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Massachusetts investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and its affiliates shall not exceed 10% of his or her net worth.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.

C-2-9

C-2-10

C-2-11

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [(1)]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [(2)]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [(1)]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [(1)]
5. Sole proprietorship or single-owner LLC	The owner [(3)]
For this type of account:	**Given the EIN of:**
6. Sole proprietorship or single-owner LLC	The owner [(3)]
7. A valid trust, estate, or pension trust	The legal entity [(4)]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

C-2-12

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

C-2-13

C-2-14